                           SCHEDULE 14A INFORMATION

                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                               (Amendment No. ___)

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Under Section 240.14a-12


                           FOREVER ENTERPRISES, INC.
               (Name of Registrant as Specified in its Charter)

                                Not Applicable

     (Name of Person Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No Fee required

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

       1)   Title of each class of securities to which transaction applies:
       2)   Aggregate number of securities to which transaction applies:
       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
       4)   Proposed maximum aggregate value of transaction:
       5)   Total Fee paid:

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)   Amount Previously Paid:
       2)   Form, Schedule or Registration Statement No.:
       3)   Filing Party:
       4)   Date Filed:

                   [Forever Enterprises, Inc. Letterhead]




                               April 18, 2002



Dear Fellow Shareholders:

         Our 2002 Annual Meeting of Shareholders will be held at our company's executive offices at 10 S. Brentwood, Sixth Floor, St. Louis, Missouri 63105, at 10:00 a.m., local time, on Tuesday, May 14, 2002. The Notice of Annual Meeting of Shareholders, Proxy Statement and proxy that accompany this letter outline fully matters on which action is expected to be taken at our annual meeting.

         We cordially invite you to attend the annual meeting. Even if you plan to be present at the meeting, you are requested to date, sign and return the enclosed proxy in the envelope provided so that your shares will be represented. The mailing of an executed proxy will not affect your right to vote in person should you later decide to attend the annual meeting.

         On behalf of the employees and shareholders of Forever Enterprises, I would like to take this opportunity to thank Paul Gallant for his contributions to our company as an independent director since our initial public offering in 1998. Paul is retiring from our board this year and we wish him and his family the best.

                                           Sincerely,



                                           BRENT D. CASSITY
                                           Chief Executive Officer

                          FOREVER ENTERPRISES, INC.
                             10 SOUTH BRENTWOOD
                                  SUITE 340
                           CLAYTON, MISSOURI 63105
                               (314) 726-3371



                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD TUESDAY, MAY 14, 2002


To the Shareholders of Forever Enterprises, Inc.:

         The Annual Meeting of Shareholders of Forever Enterprises, Inc., a Texas corporation, will be held at our company's executive offices at 10 S. Brentwood, Sixth Floor, St. Louis, Missouri 63105, on Tuesday, May 14, 2002, at 10:00 a.m. local time, for the following purposes:

         1.       To elect two (2) members of our board of directors; and

         2. To consider and act upon such other business as may properly come before the meeting and any adjournment or postponement thereof.

         Our board of directors has fixed the close of business on March 15, 2002 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

         The accompanying Proxy Statement sets forth important information and is deemed incorporated by reference herein.

                                       By Order of the Board of Directors,

                                       Howard A. Wittner
                                       Secretary

April 18, 2002
St. Louis, Missouri

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                          FOREVER ENTERPRISES, INC.
                             10 SOUTH BRENTWOOD
                                  SUITE 340
                           CLAYTON, MISSOURI 63105
                               (314) 726-3371


                               PROXY STATEMENT


                  FOR ANNUAL MEETING OF SHAREHOLDERS TO BE
                        HELD ON TUESDAY, MAY 14, 2002

                 APPROXIMATE DATE OF MAILING: APRIL 18, 2002

                              -----------------


                                   GENERAL

         This proxy statement is furnished to the shareholders of Forever Enterprises, Inc., a Texas corporation, in connection with the solicitation of proxies for use at our 2002 annual meeting of shareholders to be held at our company's executive offices at 10 S. Brentwood, Sixth Floor, St. Louis, Missouri 63105, at 10:00 a.m. local time, on Tuesday, May 14, 2002, and at any adjournment or postponement of the annual meeting, for the purposes described in the accompanying notice of annual meeting of shareholders.

         Your proxy is being solicited by our board of directors. This proxy may be revoked at any time by you before it is voted if you file a written notice of revocation or a later-dated proxy with our corporate secretary at our principal offices or if you attend the annual meeting and vote the shares in person. Attendance alone at the annual meeting will not of itself revoke a proxy. Proxies that are properly executed, timely received and not revoked will be voted in the manner you indicate on the proxy at the annual meeting or at any adjournment or postponement of the annual meeting.

         This proxy statement, the notice of annual meeting and the accompanying proxy were first mailed to you on or about April 18, 2002. We will bear the entire expense of soliciting proxies. Proxies will be solicited by mail initially. Our directors, executive officers and employees also may solicit proxies personally or by telephone or other means, but such persons will not be specially compensated for such services. Certain holders of record, such as brokers, custodians and nominees, are being requested to distribute proxy materials to beneficial owners and will be reimbursed by us for their reasonable expenses incurred in sending proxy materials to beneficial owners.

         Only shareholders of record at the close of business on March 15, 2002 are entitled to notice of, and to vote at, the annual meeting. On such date there were 6,934,934 shares of common stock, $.01 par value, issued and outstanding. The holder of each outstanding share of common stock is entitled to one vote on each matter to be acted upon at the annual meeting. Shares subject to abstentions will be treated as shares that are present at the annual meeting for purposes of determining the presence of a quorum and as voted for the purposes of determining the base number of shares voted on any proposal. If a broker or other nominee holder indicates on the proxy that it does not have discretionary authority to vote the shares it holds of record on a proposal, those shares will not be treated as present at the annual meeting for purposes of determining the presence of a quorum and will not be considered as voted for purposes of determining the approval of the shareholders on a particular proposal.

         Cumulative voting is not permitted in the election for directors. Each duly-executed proxy in the form enclosed will be voted "FOR" all nominees listed on such proxy, unless otherwise directed in the proxy. If you give us a proxy in the form enclosed but withhold authority to vote for one or more of the nominees listed on the proxy, the number of votes represented by your proxy will be voted for the remaining nominees.

                        ITEM I. ELECTION OF DIRECTORS

         Two individuals will be elected at the annual meeting to serve as Class I directors for a term of three years. The two nominees receiving the greatest number of votes at the annual meeting will be elected.

         The persons named as proxies on the accompanying proxy intend to vote all duly executed proxies received by the board of directors for the election of J. Tyler Cassity and Steven M. Zamler as Class I directors, except as otherwise directed by the shareholder on the proxy. Mr. J. Tyler Cassity currently serves as a director. If for any reason Mr. J. Tyler Cassity or Mr. Steven M. Zamler becomes unavailable for election, which is not now anticipated, the persons named in the accompanying proxy will vote for such substitute nominee as is designated by the board of directors.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF J. TYLER CASSITY AND STEVEN M. ZAMLER AS CLASS I DIRECTORS.

         The name, age, principal occupation or position and other directorships with respect to Messrs. J. Tyler Cassity and Steven M. Zamler and the other directors whose terms of office will continue after the annual meeting are described below. Mr. Paul J. Gallant, a current director of the company, will retire from our board upon the election of his successor at our 2002 annual meeting.

                   CLASS I NOMINEES - TO BE ELECTED FOR A
                    TERM OF THREE YEARS EXPIRING IN 2005

         J. TYLER CASSITY, 32, joined us in 1993 and has over eight years experience with the death care memorialization industry. Mr. Cassity is responsible for video Life Story production and business development at Forever Memorial and for the management of Hollywood Forever, Inc. Mr. Cassity was instrumental in Forever Enterprises' purchase of the Hollywood Cemetery in April 1998. Mr. Cassity was elected president of our company in August 2000 and has served as president of Forever Memorial and Hollywood Forever since 1998. Mr. Cassity has served as a director of our company since 2001.

         STEVEN M. ZAMLER, 58, has served as President of ABC Asset Management, LLC, a money manager firm, since 2001. From 1999 to 2001, Mr. Zamler served as Senior Vice President of Investments for Burnes Gustus, and from 1996 to 1999 as a financial advisor for Everen Securities, Inc. Prior to that time, Mr. Zamler served in executive positions in both his own company and other commercial enterprises. Mr. Zamler holds a Bachelor of Science in Business degree from Michigan State University.

                 CLASS II - TO CONTINUE IN OFFICE UNTIL 2003

         RANDALL K. SUTTON, 56, has served as a member of our board of directors and a vice president of our company since 1996 and served as our chief financial officer from March 2000 to August 2000. In August 2000, he was elected treasurer of Forever Enterprises, Inc. Mr. Sutton also serves as a member of the boards of directors of Memorial Service Life Insurance Company and Lincoln Memorial Life Insurance Company, each a subsidiary of our company. Mr. Sutton also currently is the chief financial officer of National

Prearranged Services, Inc., an affiliate of our company. During his 19-year tenure with National Prearranged Services, Mr. Sutton also has managed investments for several affiliated companies.

         OLIVER C. BOILEAU, JR., 75, a retired defense industry executive, became a company director in August 2000. Mr. Boileau has extensive experience as a corporate executive and as a director. He has served on the boards of General Dynamics (Vice-Chairman) and Northrup Grumman. During his career, Mr. Boileau served as the President of Boeing Aerospace Company, the President of General Dynamics and the President and Chief Executive Officer of Grumman Corporation. Mr. Boileau retired in 1995 and currently works as a private consultant. Mr. Boileau has also served as a trustee and board member of numerous charitable organizations, including serving on the Board of Trustees of St. Louis University.

                CLASS III - TO CONTINUE IN OFFICE UNTIL 2004

         BRENT D. CASSITY, 35, has over ten years experience with the death care memorialization industry. Mr. Cassity has been president and chief executive officer of Forever Network, Inc. since 1991. In addition, prior to 1997, Mr. Cassity served as the executive in charge of marketing operations for National Prearranged Services, Inc. Mr. Cassity has served as a director of our company since 1996 and served as chairman of our board of directors from September 1997 until March 2000. In March 2000, Mr. Cassity was appointed our chief executive officer. Mr. Cassity also serves as a member of the board of directors of each of Memorial Service Life Insurance Company and Lincoln Memorial Life Insurance Company. Mr. Cassity and J. Tyler Cassity, our company's president, are brothers.

         HOWARD A. WITTNER, 65, became a director of our company in September 1997 and, in March 2000 Mr. Wittner was appointed chairman of our board of directors and as corporate secretary. For more than the past five years, Mr. Wittner has been a senior partner practicing civil litigation, corporate, criminal and business law through his firm Wittner, Poger, Spewak, Maylack & Spooner, P.C., St. Louis, Missouri. His professional memberships include the Bar Association of Metropolitan St. Louis, the St. Louis County Bar Association, The Association of Trial Lawyers of America and the Missouri Defense Lawyers Association. Mr. Wittner has served as counsel for our company and its affiliates for more than the past five years.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Substantially all of the life insurance policies issued by our insurance company subsidiaries are issued to fund prearranged funeral contracts that are sold by National Prearranged Services and National Prearranged Services Agency, Inc. National Prearranged Services is a wholly owned subsidiary of National Heritage Enterprises which owns 92.3% of the outstanding stock of our company. National Prearranged Services collects all payments for prearranged funeral contracts and remits such amounts to us either directly or through assumed reinsurance.

         In connection with issuing insurance policies to fund prearranged funeral contracts, except in Missouri, the individual owner of the policy assigns the policy to National Prearranged Services and/or National Prearranged Services Agency, Inc. National Prearranged Services and/or National Prearranged Services Agency, Inc. then remit premiums to and receive policy benefits from us. In the State of Missouri, a trust owns the policies, pays the premiums and receives the benefits. An independent investment advisor to the trust directs the monies in the trust as to the purchase of insurance policies. The policy benefits ordinarily paid include death benefits, surrender benefits and policy loans. We are not subject to significant credit risk on the policy loans, since we make no policy loans that exceed the reserves recorded on the policy securing the loan and we have the right to deduct the loan amount from the death benefit payment or from the cash surrender value. During 2001, substantially all premiums, death benefits and surrender benefits were received from or paid to National Prearranged Services, National Prearranged Services Agency, Inc. or the trust. At December 31, 2001, we had no policyholder loans pursuant to which National Prearranged Services or the trust was the beneficiary.

         Our insurance subsidiaries pay first-year and renewal commissions on policies written by National Prearranged Services and National
Prearranged Services Agency, Inc. Commissions totaled $11,336,475 in the year ended December 31, 2001, substantially all of which were paid to National Prearranged Services and National Prearranged Services Agency, Inc.

         Effective January 1, 1997, we entered into a cost sharing agreement with National Prearranged Services which requires National Prearranged Services to reimburse us, on a monthly basis, for a portion of certain general and administrative costs paid for by us for the benefit of National Prearranged Services. Costs reimbursed under the agreement were $2,581,764 for the year ended December 31, 2001.

         Net amounts receivable from National Prearranged Services and National Prearranged Services Agency, Inc. at December 31, 2001 were $3,226,702. Amounts payable to National Heritage Enterprises and its affiliates at December 31, 2001 were $129,154. On January 1, 2001, National Prearranged Services executed a promissory note in the principal amount of $2,754,327 payable to Memorial Service Life Insurance Company evidencing a portion of the indebtedness and providing for repayment of the debt over a five-year period. The balance of the note was $2,190,827 as of December 31, 2001. Such note is secured by the renewal commissions of National Prearranged Services.

         On January 1, 2002, we entered into a Management Agreement with National Prearranged Services whereby we agreed to provide all necessary personnel to supervise National Prearranged Services' field sales force in return for a monthly management fee equal to a percentage of the net sales revenues of National Prearranged Services as payment for the services provided. As consideration to National Prearranged Services for entering into this Management Agreement, we entered into a promissory note in the amount of $10,000,000, payable in 48 equal consecutive monthly installments of principal and interest of $246,483, commencing on February 1, 2002 and thereafter on the first day of each succeeding month. This agreement is effective through December 31, 2005, at which time the agreement will be re-evaluated internally.

                      BOARD OF DIRECTORS AND COMMITTEES

BOARD AND COMMITTEE MEETINGS

         During 2001, our board of directors met four times, including regularly scheduled and special meetings. During such year all of the directors attended at least 75% of all meetings held by the board of directors and all committees upon which they served.

         Since November 1998, our board of directors has had a standing audit committee and compensation committee.

         AUDIT COMMITTEE. Paul J. Gallant and Howard A. Wittner are members of the audit committee. The audit committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the scope and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls. The audit committee met five times during 2001.

         COMPENSATION COMMITTEE. The current members of the compensation committee are Paul J. Gallant and Howard A. Wittner. The compensation committee reviews and recommends the salaries and other compensation of all of our directors and executive officers. The compensation committee did not meet during 2001.

         Due to the retirement from our board of directors of Mr. Gallant, we anticipate his committee memberships will be filled by Mr. Zamler, should he be elected to the board of directors.

COMPENSATION OF DIRECTORS

         Directors who are our employees do not receive any remuneration in their capacity as directors. Non-employee directors receive $500 per meeting attended and are reimbursed for related travel expenses in attending meetings. Committee members also receive $500 per meeting attended.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The current members of the compensation committee are Messrs. Wittner and Gallant. Mr. Wittner has served as the chairman of our board of directors and as our corporate secretary since March 2000. The firm of Wittner, Poger, Spewak, Maylack & Spooner, P.C., of which Mr. Wittner is a member, provided legal services to us and our subsidiaries during 2001. Such firm is continuing to provide legal services to us and our subsidiaries during 2002.

                           REPORT TO SHAREHOLDERS
                      REGARDING EXECUTIVE COMPENSATION

         Our board of directors has issued the following report for the year ended December 31, 2001.

COMPENSATION PHILOSOPHY

         Our board of directors had previously approved the policies for and structure and amount of compensation of our senior officers, including the chief executive officer and chief financial officer. The board's goal has been to establish compensation programs that will attract and retain highly qualified executives and provide an incentive to such executives to focus their efforts on our long-term strategic goals by aligning their financial interests closely with our company's long-term interests.

         Our executive officers received no compensation from our company during 2001. Executive officers currently are compensated by National Heritage Enterprises, Inc., the majority shareholder of our company, to relieve cash obligations of the company during transition from an emphasis on our insurance operations to one which focuses on our cemetery operations.

         Historically, a significant component of the executive officer compensation program has been cash remuneration in the form of base salaries and annual discretionary bonuses. Bonuses have been determined based upon the performance of the company and the individual executive during the fiscal year. In evaluating performance, financial, non-financial and long-term strategic objectives have been considered. Base salaries generally have represented a large portion of the executive officers' total cash compensation. Bonuses historically have made up a smaller portion of the executive officers' total cash compensation. The board believes that basing a portion of an executive officer's compensation on performance motivates the executive to perform at the highest possible level.

         As another component of our executive officer compensation program, the board may, based upon the consideration of the above factors, award executive officers options to acquire shares of our common stock. The board believes that stock options provide a highly efficient form of compensation from both a cost and an accounting perspective, and that such awards provide an incentive to achieve our longer-term strategic goals by aligning the long-term financial interests of the executive officers with our shareholders. The board also believes that significant levels of stock ownership and ownership potential will assist us in retaining the services of the executive officers.

DETERMINATION OF 2001 EXECUTIVE OFFICER COMPENSATION

         As discussed above, our executive officers received no compensation from our Company during 2001. Executive officers currently are compensated by National Heritage Enterprises, Inc., the majority shareholder of our company.


                                    The Members of the Board of Directors

April 18, 2002                      Brent D. Cassity
                                    J. Tyler Cassity
                                    Paul J. Gallant
                                    Oliver C. Boileau, Jr.
                                    Randall K. Sutton
                                    Howard A. Wittner

                          REPORT OF AUDIT COMMITTEE

         Our audit committee has issued the following report for the year ended December 31, 2001.

         The audit committee oversees our company's financial reporting process on behalf of our board of directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2001 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

         The committee reviewed with Brown Smith Wallace, L.L.C., our independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards, including Statement of Auditing Standards 61. In addition, the committee has discussed with the independent auditors the auditors' independence from management and our company, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1. The committee also considered whether the provision of non-audit services by Brown Smith Wallace, L.L.C., was compatible with maintaining the independent auditor's independence.

         The committee discussed with Brown Smith Wallace, L.L.C., the overall scope and plans for their audit. The committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of our internal controls and the overall quality of our financial reporting.

         In reliance on the reviews and discussions referred to above, the committee recommended to our board of directors, and the board approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

         Mr. Gallant, a current member of the audit committee, is an "independent" director within the meaning of the listing standards adopted by the Nasdaq. Our shares are not listed on the Nasdaq stock market, but are quoted on Nasdaq's OTC Bulletin Board. Mr. Wittner, the chairman of the board of directors of our company, is not an "independent" director within the meaning of such listing standards. The board selected Mr. Wittner as a member of the audit committee based upon his experience, and believes that his position with our company does not compromise his independence. The committee has not adopted a charter as of this date.

April 18, 2002                      The Members of the Audit Committee

                                    Howard A. Wittner
                                    Paul J. Gallant

                     COMPENSATION OF EXECUTIVE OFFICERS

ANNUAL COMPENSATION

         Messrs. Brent D. Cassity, our chief executive officer, and J. Tyler Cassity, our president, did not receive any compensation from our company during 2001, 2000 or 1999. In addition, during 2001, no other executive officer of the company received compensation from the company. The company's executive officers currently are compensated by National Heritage Enterprises, the majority shareholder of our company.


AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION/SAR
VALUES

         The following table presents certain information concerning unexercised stock options held by Messrs. Brent D. Cassity and J. Tyler Cassity at December 31, 2001. No options were exercised during fiscal year 2001 by such individuals.

                                     SHARES FOR WHICH                                    VALUE OF UNEXERCISED
                                UNEXERCISED OPTIONS HELD AT                            IN-THE-MONEY OPTIONS/SARS
                                   DECEMBER 31, 2001 (#)                                   AT FY-END ($) (1)
                                ---------------------------                           --------------------------
       NAME                     EXERCISABLE   UNEXERCISABLE                           EXERCISABLE  UNEXERCISABLE
       ----                     -----------   -------------                           -----------  -------------
Brent D. Cassity                   17,823         5,938                                 $ 93,516      $ 31,172
J. Tyler Cassity                   17,823         5,938                                  124,688        41,563

-------------------

(1) Based on the fair market value of our common stock on December 31, 2001 of approximately $9.00 per share, based upon the last known sale price of our common stock.


OPTION/SAR GRANTS IN LAST FISCAL YEAR

         No stock options or stock appreciation rights were granted to Messrs. Brent D. Cassity or J. Tyler Cassity in the fiscal year ended December 31, 2001.

               VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership, as of March 15, 2002, of our outstanding common stock by: (a) each person known by us to be a beneficial owner of more than 5% of our outstanding shares of common stock; (b) each of our directors and nominees for director; (c) our chief executive officer and our president; and (d) all directors and executive officers of the company as a group.

         NAME AND ADDRESS                                                  NUMBER OF SHARES         PERCENT
        OF BENEFICIAL OWNER                                             BENEFICIALLY OWNED (1)       OWNED
        -------------------                                             ----------------------       -----
Howard A. Wittner (2)
  7733 Forsyth Blvd., Suite 2000
  Clayton, Missouri 63105............................                          6,501,000               92.3%

Brent D. Cassity (3).................................                             17,823                (4)

J. Tyler Cassity (5) ................................                             17,823                (4)

Randall K. Sutton (6)................................                             40,500                (4)

Paul J. Gallant......................................                                200                (4)

Steven M. Zamler.....................................                                 --                 --

Oliver C. Boileau, Jr. ..............................                                 --                 --

All executive officers and directors
  (7 persons) (7)....................................                          6,592,355               92.7%

--------------------

(1) Except as otherwise indicated, each individual has sole voting and investment power over the shares listed beside his name. The percentage calculations for beneficial ownership are based upon 6,934,934 shares of common stock that were issued and outstanding as of March 15, 2002, plus, with respect to each individual and all directors and executive officers as a group, the number of shares subject to options that are exercisable currently or within 60 days of March 15, 2002.

(2) Of such shares: 6,400,000 are held of record by National Heritage Enterprises, Inc., which is wholly owned by the RBT Trust II, dated September 28, 1990, of which Mr. Wittner is the trustee and has sole voting and investment power; 1,000 shares reported are held by the H&A Partnership, of which Mr. Wittner is a partner; and 100,000 shares are subject to options exercisable currently or within 60 days after March 15, 2002. Mr. Wittner disclaims beneficial ownership of the 500 shares ascribed to his partner. Brent D. Cassity currently serves as president of National Heritage Enterprises.

(3) Mr. Cassity is a one-third beneficiary of the RBT Trust II. Mr. Cassity does not have voting or investment power with respect to any shares held by such trust. Represents shares subject to options exercisable currently or within 60 days after March 15, 2002.

(4)    Less than one percent.

(5) Mr. Cassity is a one-third beneficiary of the RBT Trust II. Mr. Cassity does not have voting or investment power with respect to any shares held by such trust. Represents shares subject to options exercisable currently or within 60 days after March 15, 2002.

(6) Includes 27,500 shares subject to options exercisable currently or within 60 days after March 15, 2002.

(7) Includes 175,625 shares subject to options exercisable currently or within 60 days after March 15, 2002.

                           STOCK PERFORMANCE GRAPH

         The following graph compares the cumulative total shareholder return on our common stock during the period commencing November 2, 1998 (the date of our initial public offering) and ended on December 31, 2001 with the cumulative total return of the New York Stock Exchange Composite Index, the Nasdaq Composite Index and the Dow Jones Life Insurance Index (U.S.) during such period, assuming a $100 investment on November 2, 1998. It should be noted that we have not paid any dividends on our common stock, and no dividends are included in the representation of our performance.


                                  [graph]

--------------------------------------------------------------------------------------------------------------------------
                                                   11/2/1998     12/31/1998     12/31/1999     12/31/2000      12/31/2001
--------------------------------------------------------------------------------------------------------------------------
Forever Enterprises, Inc.                            $100.00         $66.67         $68.33         $66.67          $86.67
--------------------------------------------------------------------------------------------------------------------------
NYSE Composite Index                                  100.00         108.09         117.97         119.16          109.51
--------------------------------------------------------------------------------------------------------------------------
Nasdaq Composite Index                                100.00         121.76         225.96         137.18          116.74
--------------------------------------------------------------------------------------------------------------------------
Dow Jones Life Insurance Index (US)                   100.00         112.80          97.19         136.11          115.82
--------------------------------------------------------------------------------------------------------------------------

           SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who own more than ten percent of our outstanding stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. To our knowledge, based solely on our review of such reports furnished us and written representations that no other reports were required, all Section 16(a) filing requirements applicable to such persons were complied with during the year ended December 31, 2001.


                       INDEPENDENT PUBLIC ACCOUNTANTS

         Brown Smith Wallace, L.L.C. served as our company's independent public accountants for 2001 and has been selected by our board of directors to continue in such capacity during 2002. Representatives of Brown Smith Wallace are expected to be present at the annual meeting to respond to appropriate questions from shareholders, and such representatives also will have the opportunity to make a statement if they so desire.

         On August 31, 2001, our board of directors, upon recommendation of its audit committee, engaged Brown Smith Wallace as our company's independent auditors for the year ended December 31, 2001. The board of directors retained Brown Smith Wallace based upon the board's determination that our company would benefit from Brown Smith Wallace's relative size, local service and experience in both insurance and memorialization businesses.

         The engagement of Brown Smith Wallace arose out of the board's decision to replace Deloitte & Touche LLP as the company's independent auditors for the year ended December 31, 2001. Deloitte & Touche confirmed that its client-auditor relationship with our company ceased on August 31, 2001. The Deloitte & Touche audit reports on the consolidated financial statements of our company as of and for the two years ended December 31, 2000, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the two-year period ended December 31, 2000 and through the period ended August 31, 2001, there was no disagreement between our company and Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement if not resolved to the satisfaction of Deloitte & Touche, would have caused it to make reference to the subject matter of such disagreement in connection with its report, except for the following events related to the filing of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

         In our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, we reported that we had recently gone through a change in general ledger accounting systems. In order to file our financial statements at the earliest possible time, our March 31, 2001 financial statements were prepared prior to complete reconciliation of our general ledger accounts. At the time of filing, management of our company believed that the financial statements included all adjustments necessary for a fair presentation. Additionally, as reported in such quarterly report, Deloitte & Touche was unable to complete its SAS 71 review prior to issuance of our financial statements and our filing of such quarterly report. Deloitte & Touche advised management that resolution of the open matters could result in material adjustments to the interim financial statements included in the quarterly report. Deloitte & Touche also recommended that the filing of the quarterly report be delayed until these matters were resolved. On June 13, 2001, we filed a Current Report on Form 8-K disclosing that we anticipated filing an amendment to the quarterly report. On July 24, 2001, we filed a Form 10-Q/A, which included adjustments to our financial statements as of and for the three months ended March 31, 2001, based upon completion of the review by Deloitte & Touche.

         Following the audit of our financial statements as of December 31, 2000 and 1999 and for each of the years in the three-year period ended December 31, 2000, on which, as previously discussed, Deloitte & Touche issued an unqualified audit opinion, we received a management letter from Deloitte & Touche. The management letter identified certain reportable conditions and material weaknesses in the design and operations of our internal controls and accounting procedures, which Deloitte & Touche indicated adversely affected our ability to record, process, summarize and report financial data. During 2000, our accounting needs were complicated by acquisitions, growth, accounting changes and significant reinsurance transactions. Specifically, we acquired cemetery operations from an affiliated party, we responded to SEC Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements, which significantly changed our revenue recognition policy for our cemetery operations, we completed the sale of certain of our insurance operations and significant reinsurance transactions and we experienced a turnover in certain accounting and insurance personnel. In response, during 2001, we hired additional accounting personnel and provided insurance accounting training for the individuals responsible for insurance accounting and reporting. Additionally, we have strengthened our accounting procedures and put in place new systems designed to enhance the accuracy and timeliness of internal and external financial reporting. We believe that we have implemented steps to address the deficiencies noted in Deloitte & Touche's management letter.

         We have authorized Deloitte & Touche to respond fully to any inquiries of Brown Smith Wallace concerning its audit. During the two-year period ended December 31, 2000, and through August 31, 2001, Brown Smith Wallace had not been engaged by our company for any auditing work or consulting on any matter.

         Set forth below is information relating to the aggregate fees paid by our company for professional services rendered for the year ended December 31, 2001.

                        SERVICE                                       2001
                        -------                                       ----
               Audit fees.......................................    $ 65,010
               Financial information systems design and
                  implementation fees...........................          --
               All other fees...................................          --

                          PROPOSALS OF SHAREHOLDERS

         Under applicable regulations of the Securities and Exchange Commission, all proposals you may want to be considered for inclusion in the proxy statement for our 2003 annual meeting of shareholders must be received at our executive offices, c/o corporate secretary, 10 S. Brentwood, Suite 340, Clayton, Missouri 63105, by no later than December 19, 2002. Our by-laws provide that shareholder proposals, including nominations of directors, that do not appear in the proxy statement may be considered at a meeting of shareholders only if written notice of the proposal is received by our corporate secretary not less than 60 days and not more than 90 days prior to the anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder must be delivered not earlier than the 10th day prior to such annual meeting and not later than the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the company. Under our by-laws, the date by which written notice of a proposal must be received by us to be considered at the 2003 annual meeting is March 15, 2003; provided that we may change the date of the 2003 annual meeting. If we change the date of the meeting we will announce the date by which shareholder proposals must be submitted.

         Any written notice of a shareholder proposal must include the following information: (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (1) the name and address of such shareholder, as they appear on our corporate books, and of such beneficial owner, and (2) the class and number of shares of our stock that are owned beneficially and of record by such shareholder and such beneficial owner.

                            DISCRETIONARY VOTING

         At our 2003 annual meeting, the individuals named in the proxy relating to such meeting will exercise discretionary authority to vote on any matter brought before the meeting with respect to which we were provided with notice after March 4, 2003 and before March 15, 2003. In addition, we will include in the proxy statement advice on the nature of the matter and how the individuals named in the proxy relating to such meeting intend to exercise their discretion to vote on each mater. Notwithstanding the above, the individuals named in the proxy relating to such meeting will not exercise discretionary authority over a matter if: (1) we received notice of such matter by March 4, 2003; (2) by March 4, 2003, the proponent of such matter provided us with a written statement that the proponent intends to deliver a proxy statement and form of proxy to holders of at least the percentage of our voting shares required under Texas law to carry the proposal; (3) the proponent included the same statement in its proxy materials filed under Rule 14a-6 of the Securities Exchange Act of 1934, as amended; and (4) immediately after soliciting the percentage of shareholders required to carry the proposal, the proponent provided us with a statement from any solicitor or other person with knowledge that the necessary steps had been taken to deliver a proxy statement and form of proxy to holders of at least the percentage of our voting shares required under Texas law to carry the proposal.

                                ANNUAL REPORT

         Our Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the Securities and Exchange Commission (excluding exhibits), has been mailed simultaneously to our shareholders.

                                OTHER MATTERS

         As of the date of this proxy statement, our board of directors does not intend to present, nor has it been informed that other persons intend to present, any matters for action at the annual meeting, other than those specifically referred to herein. If, however, any other matters should properly come before the annual meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby in accordance with their judgment as to the best interest of our company on such matters.

                                      By Order of the Board of Directors,

                                      Howard A. Wittner
                                      Secretary

April 18, 2002

                           FOREVER ENTERPRISES, INC.
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 14, 2002

     The undersigned hereby appoints Randall K. Sutton and Howard A. Wittner, and each of them, with or without the other, proxies, with full power of substitution to vote, as designated below, all shares of common stock, $0.01 par value, of Forever Enterprises, Inc. (the "Company") that the undersigned signatory hereof is entitled to vote at the 2002 Annual Meeting of Shareholders of the Company to be held at the Company's executive offices, 10 S. Brentwood, Sixth Floor, St. Louis, Missouri 63105, on Tuesday, May 14, 2002, at 10:00 a.m., and all adjournments or postponements thereof, all in accordance with and as more fully described in the Notice and accompanying Proxy Statement for such meeting, receipt of which is hereby acknowledged.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING:

1.   ELECTION OF DIRECTORS

     / / FOR the nominees listed below       / / WITHHOLD AUTHORITY to vote for
         (except as marked below)                all the nominees listed below

                INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY
              INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S
                              NAME IN THE LIST BELOW

     CLASS I (three-year term expiring in 2005)

     J. Tyler Cassity
     Steven M. Zamler

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED IN PROPOSAL 1.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001 AND THE PROXY STATEMENT FOR THE 2002 ANNUAL MEETING. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

DATED:                        , 2002
       -----------------------




                                    -------------------------------------------
                                                     Signature


                                    -------------------------------------------
                                             Signature, if held jointly

                                    Please sign exactly as name appears on this Proxy Card. When shares are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, personal representative, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

          PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE.

                                   APPENDIX


     Page 10 of the Forever Enterprises, Inc. printed Proxy contains a Stock Performance Graph. The information contained in the graph appears in the table immediately following the graph.